UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2022

Par Pacific Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Town & Country Lane, Suite 1500
Houston,	Texas	77024
(Address of principal executive offices)		(Zip Code)
(281) 899-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange of which registered
Common stock, $0.01 par value	PARR	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On February 2, 2022, Par Petroleum, LLC, a Delaware limited liability company (“Par Petroleum”), Par Hawaii, LLC, a Delaware limited liability company (“Par Hawaii”), Hermes Consolidated, LLC, a Delaware limited liability company d/b/a Wyoming Refining Company (“Hermes”), and Wyoming Pipeline Company LLC, a Wyoming limited liability company (“WPC” and collectively with Par Petroleum, Par Hawaii, and Hermes, the “ABL Borrowers”), all wholly-owned subsidiaries of Par Pacific Holdings, Inc. (the “Company”), entered into that certain Amended and Restated Loan and Security Agreement dated as of February 2, 2022 (as amended from time to time, the “ABL Loan Agreement”) with the ABL Guarantors (as defined below), the financial institutions party thereto, as lenders, and Bank of America, N.A., as administrative agent and collateral agent (“BofA”).

The ABL Loan Agreement provides for a revolving credit facility in the maximum principal amount at any time outstanding of up to $105,000,000, subject to a borrowing base, which provides for revolving loans and for the issuance of letters of credit, including a sublimit of $15,000,000 for swingline loans and a sublimit of $65,000,000 for the issuance of standby or commercial letters of credit, the proceeds of which will be used, among other things, to (i) refinance existing indebtedness, (ii) pay related fees and expenses, and (iii) fund ongoing working capital needs and for other general corporate purposes. The ABL Loan Agreement also includes an accordion feature that would allow the ABL Borrowers to increase the size of the facility by up to $50,000,000 in the aggregate, subject to certain limitations and conditions.

Set forth below are certain of the additional material terms of the ABL Loan Agreement:

Interest: The outstanding principal amount of each revolving loan bears interest at a fluctuating rate per annum equal to (i) during the periods such revolving loan is a base rate loan, the base rate plus the applicable margin in effect from time to time, and (ii) during the periods such revolving loan is a Term SOFR Loan, at Term SOFR (as defined in the ABL Loan Agreement) for the applicable interest period plus the applicable margin in effect from time to time. At any time after an event of default has occurred and is continuing under the ABL Loan Agreement, the principal amount of the loans thereunder, all overdue interest and all fees owing under the ABL Loan Agreement shall bear interest at the rate per annum equal to 2.00% plus the then-applicable interest rate.

Prepayment. The ABL Borrowers may at any time and from time to time prepay the revolving loans, in whole or in part, without premium or penalty. The maturity date of the revolving loans is February 2, 2025, on which date all revolving loans will be due and payable in full.

Collateral. The loans and letters of credit issued under the ABL Loan Agreement are secured by a first-priority security interest in and lien on the following assets of the ABL Borrowers and the ABL Guarantors, excluding the assets of Par Hawaii Refining, LLC and the Future Intermediation Subsidiaries (as defined in the ABL Loan Agreement):

•	all accounts and payment intangibles owed by credit card issuers (other than accounts and such payment intangibles constituting identifiable proceeds of collateral for the Notes/Term Collateral (as defined in the ABL Loan Agreement));

•	all inventory;

•	all investment property, chattel paper, general intangibles (excluding intellectual property), documents, commercial tort claims and instruments, to the extent relating to the items above (for the avoidance of doubt, excluding equity interests of each subsidiary of Par Petroleum);

•	all deposit accounts and other bank and securities accounts, and all cash and cash equivalents;

•	books and records relating to the above; and

•	all proceeds of (including proceeds of business interruption and other insurance), and supporting obligations (including letter of credit rights) with respect to, any of the above.

Guarantees. The obligations of the ABL Borrowers are guaranteed by the Company and Par Petroleum’s existing and future direct or indirect domestic subsidiaries that are not borrowers under the ABL Loan Agreement (the “ABL Guarantors”). In connection with the entry into the ABL Loan Agreement, the Company entered into an Amended and Restated Guaranty pursuant to which the Company guarantees the full and prompt payment of the principal of, and interest, if any, on the loans under the ABL Loan Agreement.

Covenants. The ABL Loan Agreement requires the ABL Borrowers to comply with certain customary affirmative, as well as certain negative covenants that, among other things, will restrict, subject to certain exceptions, the ability of the ABL Borrowers and the ABL Guarantors to incur indebtedness, grant liens, make investments, engage in acquisitions, mergers or consolidations and pay dividends and other restricted payments. Upon the occurrence of a triggering event whereby availability is less than the greater of (i) $7,500,000 and (ii) 12.5% of the borrowing base, the ABL Borrowers are required to comply for at least 30 days with a minimum fixed charge coverage ratio of 1.00 to 1.00 measured monthly, with respect to (a) Par Petroleum and its consolidated subsidiaries, and (b) Par Petroleum and its consolidated subsidiaries, other than Par Hawaii Refining, LLC, U.S. Oil & Refining Co., and any other Future Intermediation Subsidiary (as defined in the ABL Loan Agreement).

The foregoing description of the ABL Loan Agreement is qualified in its entirety by reference to the ABL Loan Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures above under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this Current Report on Form 8-K and are hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1
Amended and Restated Loan and Security Agreement dated as of February 2, 2022, among Par Petroleum, LLC, Par Hawaii, LLC, Hermes Consolidated, LLC, Wyoming Pipeline Company LLC, the guarantors party thereto, the financial institutions party thereto, as lenders, and Bank of America, N.A., as administrative agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Pacific Holdings, Inc.

Dated:	February 4, 2022	/s/ Jeffrey R. Hollis
Jeffrey R. Hollis
Vice President, General Counsel, and Secretary

4